DEFA 14A

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the [_]

Registrant

Check the appropriate box:

[ ]       Preliminary Proxy Statement

[_]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]       Definitive Proxy Statement

[ ]       Definitive Additional Materials

[ ]       Soliciting Materials under Rule 14a-12

BNY MELLON STOCK FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

[_]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total Fee Paid:

[_]        Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

IMMEDIATE ACTION NEEDED BELOW

BNY Mellon International Core Equity Fund

Dear Shareholder:

We are writing to ask you to call regarding your investment in BNY Mellon International Core Equity Fund in connection with the fund’s Special Meeting of Shareholders to be held on December 9, 2025.

Please call

1-800-726-9057

Hours of Operation:

Monday – Friday from 10:00 a.m. to 11:00 p.m. ET

Saturday from 12:00 p.m. to 5:00 p.m. ET

Please have your reference number(s) below ready and a representative will assist you in casting your vote.

REFERENCE NUMBER(S):

To receive a free copy of the Prospectus/Proxy Statement, please call the fund’s solicitor toll free at 1-800-726-9057 or go to: www.bny.com/proxy

The Prospectus/Proxy Statement contains important information about the proposal affecting the fund and, therefore, you are advised to read it.